Exhibit 4.2

CRYOCOR, INC.

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

June 4, 2003

-i-

TABLE OF CONTENTS

(continued)

SCHEDULE A - Schedule of Prior Investors

SCHEDULE B - Schedule of Investors

AMENDED AND RESTATED

INVESTORS’ RIGHTS AGREEMENT

THIS AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT (this “Agreement”) is made as of the 4th day of June, 2003, by and between CryoCor, Inc., a Delaware corporation (the “Company”), the parties listed on Schedule A hereto (the “Prior Investors”) and the investors listed on Schedule B hereto, each an “Investor” and collectively the “Investors”.

RECITALS

WHEREAS, the Company and the Investors (the “Series D Investors”) are parties to the Series D Preferred Stock Purchase Agreement of even date herewith (the “Series D Purchase Agreement”), providing for the sale and issuance by the Company of its Series D Preferred Stock (the “Series D Preferred Stock”) to the Series D Investors;

WHEREAS, certain obligations in the Series D Purchase Agreement are conditioned upon the execution and delivery of this Agreement;

WHEREAS, certain of the Investors are holders of the Company’s Series A Preferred Stock (the “Series A Investors” and the “Series A Preferred Stock”, respectively) and/or holders of the Company’s Series B Preferred Stock (the “Series B Investors” and the “Series B Preferred Stock”, respectively) and/or holders of the Company’s Series C Preferred Stock (the “Series C Investors” and the “Series C Preferred Stock”, respectively);

WHEREAS, the Prior Investors and the Company are parties to an Amended and Restated Investors’ Rights Agreement, dated January 23, 2002 (the “Prior Agreement”);

WHEREAS, the parties to the Prior Agreement desire to terminate the Prior Agreement and terminate all the rights and covenants afforded them under the Prior Agreement;

WHEREAS, upon amendment and restatement of the Prior Agreement in accordance with Section 3.11 of this Agreement, the Prior Investors shall no longer be a party to this Agreement unless such Prior Investors are listed as Investors on Schedule B hereto; and

WHEREAS, in connection with the consummation of the Series D Purchase Agreement, the Company and the Investors have agreed to the registration rights, information rights, and other rights as set forth below.

NOW, THEREFORE, in consideration of these premises and for other good and valid consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Registration Rights. The Company covenants and agrees as follows:

1.1. Definitions. For purposes of this Section 1:

(a) The term “Act” means the Securities Act of 1933, as amended.

(b) The term “Form S-3” means such form under the Act as in effect on the date hereof or any registration form under the Act subsequently adopted by the SEC which permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

(c) The term “Holder” means any person owning or having the right to acquire Registrable Securities or any assignee thereof in accordance with Section 1.13 hereof.

(d) The term “1934 Act” shall mean the Securities Exchange Act of 1934, as amended.

(e) The terms “register”, “registered,” and “registration” refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

(f) The term “Registrable Securities” means (i) the Common Stock of the Company (the “Common Stock”) issuable or issued upon conversion of the Series A Preferred Stock, the Series B Preferred Stock, the Series C Preferred Stock and the Series D Preferred Stock; (ii) Common Stock of the Company issuable upon the exercise of warrants to purchase up to 4,684,431 shares of Common Stock of the Company held by certain of the Series B Investors and Series C Investors; and (iii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security which is issued as) a dividend or other distribution with respect to, or in exchange for or in replacement of the shares referenced in (i) and (ii) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his rights under this Section 1 are not assigned.

(g) “Registrable Securities then outstanding” shall be the number of shares determined by calculating the total number of shares of the Company’s Common Stock that are Registrable Securities that either (A) are then issued and outstanding or (B) are issuable pursuant to then exercisable or convertible securities.

(h) The term “SEC” shall mean the Securities and Exchange Commission.

1.2. Request for Registration.

(a) If the Company shall receive at any time after the earlier of (i) June 4, 2006, or (ii) one hundred eighty (180) days after the effective date of the first registration statement for a public offering of securities of the Company (other than a registration statement relating either to the sale of securities to employees of the Company pursuant to a stock option, stock purchase or similar plan or a SEC Rule 145 transaction), (A) a written request from the Holders of a majority of the Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Registrable Securities then outstanding or (B) a written request from the Holders of a majority of the Series D Preferred Stock Registrable Securities then outstanding that the Company file a registration statement under the Act covering the registration of at least thirty percent (30%) of the Series D Preferred Stock Registrable Securities then outstanding (or, in each case, a lesser percent if the anticipated aggregate offering price, net of underwriting discounts and commissions, would exceed $10,000,000), then the Company shall:

(i) within fifteen (15) days of the receipt thereof, give written notice of such request to all Holders of the Company’s intention to file a registration statement under the Act for all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b) ; and

(ii) file, as soon as reasonably possible (but in any event not later than sixty (60) days after the fifteenth (15th) day following the notice to all Holders), and effect as soon as reasonably possible thereafter, a registration statement under the Act covering all Registrable Securities which the Holders request to be registered, subject to the limitations of subsection 1.2(b).

(b) If the Holders initiating the registration request hereunder (the “Initiating Holders”) intend to distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to subsection 1.2(a) and the Company shall include such information in the written notice referred to in subsection 1.2(a). The underwriter will be selected by the Company and shall be reasonably acceptable to a majority in interest of the Initiating Holders. In such event, the right of any Holder to include his Registrable Securities in such registration shall be conditioned upon such Holder’s participation in such underwriting and the inclusion of such Holder’s Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall (together with the Company as provided in subsection 1.4(e)) enter into an underwriting agreement in customary form with the underwriter or underwriters selected for such underwriting. Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Initiating Holders in writing that marketing factors require a limitation of the number of shares to be underwritten, then the Initiating Holders shall so advise all Holders of Registrable Securities which would otherwise be underwritten pursuant hereto, and the number of shares of Registrable Securities that may be included in the underwriting shall be allocated among all Holders thereof, including the Initiating Holders, in proportion (as nearly as practicable) to the amount of Registrable Securities of the Company owned by each Holder; provided, however, that the number of shares of Registrable Securities to be included in such underwriting shall not be reduced unless all other securities are first entirely excluded from the underwriting.

(c) Notwithstanding the foregoing, if the Company shall furnish to Holders requesting a registration statement pursuant to this Section 1.2, within fifteen (15) days of receiving such request, a certificate signed by the Chief Executive Officer of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such registration statement to be filed and it is therefore essential to defer the filing of such registration statement, the Company shall have the right to defer taking action with respect to such filing for a period of not more than one hundred eighty (180) days after receipt of the request of the Initiating Holders; provided, however, that the Company may not utilize this right more than once in any twelve-month period.

(d) In addition, the Company shall not be obligated to effect, or to take any action to effect, any registration pursuant to this Section 1.2:

(i) after the Company has effected two registrations authorized pursuant to this Section 1.2 by the Holders of a majority of the Registrable Securities then outstanding and two registrations authorized pursuant to this Section 1.2 by the Holders of a majority of the Series D Preferred Stock Registrable Securities then outstanding and such registrations have been declared or ordered effective;

(ii) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of filing of, and ending on a date one hundred eighty (180) days after the effective date of, a registration subject to Section 1.3 hereof; provided that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

(iii) if the Initiating Holders propose to dispose of shares of Registrable Securities that may be immediately registered on Form S-3 pursuant to a request made pursuant to Section 1.12 below;

(iv) if within thirty (30) days of receipt of a written request from the Initiating Holders pursuant to Section 1.2(a), the Company gives notice to the Holders of the Company’s intention, as evidenced by the approval of such intention by a majority of the Board of Directors of the Company, to file a registration statement pursuant to Section 1.3 within sixty (60) days; or

(v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance.

1.3. Company Registration. If (but without any obligation to do so) the Company proposes to register (including for this purpose a registration effected by the Company for stockholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities solely for cash (other than a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after mailing of such notice by the Company in accordance with Section 3.5, the Company shall, subject to the provisions of Section 1.8, cause to be registered under the Act all of the Registrable Securities that each such Holder has requested to be registered.

1.4. Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably possible:

(a) Prepare and file with the SEC a registration statement with respect to such Registrable Securities and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, keep such registration statement effective for a period of up to one hundred twenty (120) days or until the distribution contemplated in the Registration Statement has been completed; provided, however, that (i) such one hundred twenty (120) day period shall be extended for a period of time equal to the period the Holder refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of the Company; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120) day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold, provided that Rule 415, or any successor rule under the Act, permits an offering on a continuous or delayed basis, and provided further that applicable rules under the Act governing the obligation to file a post-effective amendment permit, in lieu of filing a post-effective amendment which (I) includes any prospectus required by Section 10(a)(3) of the Act or (II) reflects facts or events representing a material or fundamental change in the information set forth in the registration statement, the incorporation by reference of information required to be included in (I) and (II) above to be contained in periodic reports filed pursuant to Section 13 or 15(d) of the 1934 Act in the registration statement.

(b) Prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement for the period set forth in (a) above.

(c) Furnish to the Holders such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

(d) Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

(e) In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. Each Holder participating in such underwriting shall also enter into and perform its obligations under such an agreement.

(f) Notify each Holder of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

(g) Cause all such Registrable Securities registered pursuant hereunder to be listed on each securities exchange on which similar securities issued by the Company are then listed or qualify such Registrable Securities for inclusion on Nasdaq if the Company does not have a class of equity securities listed on a national securities exchange.

(h) Provide a transfer agent and registrar for all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration.

(i) Use its best efforts to furnish, at the request of any Holder requesting registration of Registrable Securities pursuant to this Section 1, on the date that such Registrable Securities are delivered to the underwriters for sale in connection with a registration pursuant to this Section 1, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holders requesting registration of Registrable Securities.

1.5. Furnish Information.

(a) It shall be a condition precedent to the obligations of the Company to take any action pursuant to this Section 1 with respect to the Registrable Securities of any selling Holder that such Holder shall furnish to the Company such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder’s Registrable Securities as the Company may reasonably request in writing.

(b) The Company shall have no obligation with respect to any registration requested pursuant to Section 1.2 or Section 1.12 if, due to the operation of subsection 1.2(b), the number of shares or the anticipated aggregate offering price of the Registrable Securities to be included in the registration does not equal or exceed the number of shares or the anticipated aggregate offering price required to originally trigger the Company’s obligation to initiate such registration as specified in subsection 1.2(a) or subsection 1.12(b)(2), whichever is applicable.

1.6. Expenses of Demand Registration. All expenses, other than underwriting discounts and commissions, incurred in connection with registrations, filings or qualifications pursuant to Section 1.2, including (without limitation) all registration, filing and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one counsel for the selling Holders, shall be borne by the Company; provided, however, that the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Holders of a majority of the Registrable Securities to be registered (in which case all participating holders shall bear such expenses), unless the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2; provided further, that if (i) the Company fails to register and sell at least 85% of the Registrable Securities requested to be registered in such Section 1.2 request, or (ii) the Company postpones the registration for any reason and the Initiating Holders withdraw such registration request, the Company shall bear all such expenses in connection with the registration, but such registration shall not count against the number of demand registrations to which such Holders are entitled.

1.7. Expenses of Company Registration. The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities with respect to the registrations pursuant to Section 1.3 for each Holder (which right may be assigned as provided in Section 1.13), including (without limitation) all registration, filing, and qualification fees, printers and accounting fees relating or apportionable thereto and the fees and disbursements of one counsel for the selling Holders selected by them, but excluding underwriting discounts and commissions relating to Registrable Securities.

1.8. Underwriting Requirements. In connection with any offering involving an underwriting of shares of the Company’s capital stock, the Company shall not be required under Section 1.3 to include any of the Holders’ securities in such underwriting unless they accept the terms of the underwriting as agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters), and then only in such quantity as the underwriters determine in their sole discretion will not, jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by stockholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, which the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the selling stockholders according to the total amount of securities entitled to be included therein owned by each selling stockholder or in such other proportions as shall mutually be agreed to by such selling stockholders) but in no event shall (i) the amount of securities of the selling Holders included in the offering be reduced below forty percent (40%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company’s securities in which case the selling stockholders may be excluded if the underwriters make the determination described above and no other stockholder’s securities are included or (ii) notwithstanding (i) above, any shares being sold by a stockholder exercising a demand registration right similar to that granted in Section 1.2 be excluded from such offering. For purposes of the preceding parenthetical concerning apportionment, for any selling stockholder which is a holder of Registrable Securities and which is a partnership, limited liability company or corporation, the partners, members, retired partners or members and stockholders of such holder, or the estates and family members of any such partners, members, retired partners or members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single “selling stockholder”, and any pro-rata reduction with respect to such “selling stockholder” shall be based upon the aggregate amount of shares carrying registration rights owned by all entities and individuals included in such “selling stockholder”, as defined in this sentence.

1.9. Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

1.10. Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

(a) To the extent permitted by law, the Company will indemnify and hold harmless each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Act, or the 1934 Act or other federal or state law, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, or other federal or state laws or any rule or regulation promulgated thereunder; and the Company will pay to each such Holder, underwriter or controlling person any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability, or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability, or action to the extent (and only to the extent) that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person of such Holder.

(b) To the extent permitted by law, each selling Holder will, severally and not jointly, if Registrable Securities held by such Holder are included in the registration, indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, any underwriter, any other Holder selling securities in such registration statement and any controlling person of any such underwriter or other Holder, against any losses, claims, damages, or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, or the 1934 Act or other federal or state law insofar as such losses, claims, damages, or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will pay any legal or other expenses reasonably incurred by any person intended to be indemnified pursuant to this subsection 1.10(b), in connection with investigating or defending any such loss, claim, damage, liability, or action; provided, however, that the indemnity agreement contained in this subsection 1.10(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder, which consent shall not be unreasonably withheld; provided, that, in no event shall any indemnity under this subsection 1.10(b) exceed the net proceeds from the offering received by such Holder.

(c) Promptly after receipt by an indemnified party under this Section 1.10 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.10, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party (together with all other indemnified parties which may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 1.10, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.10.

(d) If the indemnification provided for in this Section 1.10 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage, or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations; provided, however, that in no event shall any contribution by a Holder under this subsection 1.1(b) exceed the net proceeds from the offering received by such Holder. The relative fault of the indemnifying party and of the indemnified party shall be determined by a court of law by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

(e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control, but in no event shall the Company’s obligation to indemnify the Holders be diminished through the application of this provision.

(f) The obligations of the Company and Holders under this Section 1.10 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

1.11. Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to:

(a) make and keep public information available, as those terms are understood and defined in SEC Rule 144, at all times after ninety (90) days after the effective date of the first registration statement filed by the Company for the offering of its securities to the general public;

(b) take such action, including the voluntary registration of its Common Stock under Section 12 of the 1934 Act, as is necessary to enable the Holders to utilize Form S-3 for the sale of their Registrable Securities, such action to be taken as soon as practicable after the end of the fiscal year in which the first registration statement filed by the Company for the offering of its securities to the general public is declared effective;

(c) file with the SEC in a timely manner all reports and other documents required of the Company under the Act and the 1934 Act; and

(d) furnish to any Holder, so long as the Holder owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after ninety (90) days after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such form.

1.12. Form S-3 Registration. In case the Company shall receive from any Holder or Holders a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

(a) promptly and in any event no later than twenty (20) days after receipt of such request, give written notice of the proposed registration, and any related qualification or compliance, to all other Holders; and

(b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder’s or Holders’ Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within 15 days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.12: (i) if Form S-3 is not available for such offering by the Holders; (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters’ discounts or commissions) of less than $2,500,000; (iii) if the Company shall furnish to the Holders a certificate signed by the President of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its stockholders for such Form S-3 registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than one hundred twenty (120) days after receipt of the request of the Holder or Holders under this Section 1.12; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; (iv) if the Company has, within the twelve (12) month period preceding the date of such request, already effected two registrations on Form S-3 for the Holders pursuant to this Section 1.12; (v) in any particular jurisdiction in which the Company would be required to qualify to do business or to execute a general consent to service of process in effecting such registration, qualification or compliance; or (vi) if within thirty (30) days of receipt of a written request from any Holder or Holders pursuant to this Section 1.12, the Company gives notice to such Holders of the Company’s intention to make a public offering within ninety (90) days (other than pursuant to a registration relating solely to the sale of securities to participants in a Company stock plan, or a registration relating to a corporate reorganization or other transaction under Rule 145, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities).

(c) Subject to the foregoing, the Company shall file a Form S-3 registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. All expenses incurred in connection with a registration requested pursuant to Section 1.12, including (without limitation) all registration, filing, qualification, printer’s and accounting fees and the reasonable fees and disbursements of one counsel for the selling Holder or Holders and counsel for the Company, but excluding any underwriters’ discounts or commissions associated with Registrable Securities, shall be borne by the Company. Registrations effected pursuant to this Section 1.12 shall not be counted as demands for registration or registrations effected pursuant to Sections 1.2 or 1.3, respectively.

1.13. Assignment of Registration Rights. The rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities who, after such assignment or transfer, holds at least 100,000 shares of Registrable Securities (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of Section 1.15 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act. For the purposes of determining the number of shares of Registrable Securities held by a transferee or assignee, the holdings of transferees and assignees of a partnership who are partners or retired partners of such partnership or transferees or assignees of a limited liability company who are members or retired members of such limited liability company or transferees or assignees of an entity controlling, controlled by or under common control with transferor (including spouses and ancestors, lineal descendants and siblings of such partners, members, affiliates or spouses who acquire Registrable Securities by gift, will or intestate succession) shall be aggregated together and with the transferor; provided that all assignees and transferees who would not qualify individually for assignment of registration rights shall have a single attorney-in-fact for the purpose of exercising any rights, receiving notices or taking any action under this Section 1.

1.14. Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of (a) a majority of the outstanding Registrable Securities and (b) a majority of the Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, voting together as a single class (on an as-converted to Common Stock basis) and (c) the holders of at least fifty-five percent (55%) (the “Subsequent Registration Rights Series D Vote Percentage”) of the Series D Preferred Stock then outstanding; provided however, such Subsequent Registration Rights Series D Vote Percentage shall be increased to at least sixty percent (60%) of the Series D Preferred Stock then outstanding, effective upon and concurrently with, the Second Closing (as defined in the Purchase Agreement), enter into any agreement with any holder or prospective holder of any securities of the Company which would allow such holder or prospective holder (y) to include such securities in any registration filed under Section 1.2 or 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of his securities will not reduce the amount of the Registrable Securities of the Holders which is included or (z) to make a demand registration which could result in such registration statement being declared effective prior to the earlier of either of the dates set forth in subsection 1.2(a) or within one hundred twenty (120) days of the effective date of any registration effected pursuant to Section 1.2 or 1.3.

1.15. “Market Stand-Off” Agreement. Each Investor hereby agrees that, during the period of duration specified by the Company and an underwriter of Common Stock or other securities of the Company, following the date of the first sale to the public pursuant to a registration statement of the Company filed pursuant to Section 1.3 under the Act, it shall not, to the extent requested by the Company and such underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of the Company held by it at any time during such period except Common Stock included in such registration; provided, however, that such market stand-off time period shall not exceed one hundred eighty (180) days after the effective date of the registration statement filed with respect to the Company’s initial public offering or ninety (90) days after the effective date for any subsequent public offering; provided, further, that all officers, directors and holders of more than one percent (1%) of the Company’s Common Stock (on an as-converted to Common Stock basis) enter into similar agreements.

In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Investor (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period.

Notwithstanding the foregoing, the obligations described in this Section 1.15 shall not apply to a registration relating solely to employee benefit plans on Form S-l or Form S-8 or similar forms which may be promulgated in the future, or a registration relating solely to a Commission Rule 145 transaction on Form S-4 or similar forms which may be promulgated in the future.

1.16. Termination of Registration Rights.

(a) No Holder shall be entitled to exercise any right provided for in this Section 1 after eight (8) years following the consummation of the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the initial firm commitment underwritten offering of its securities to the general public in which the net proceeds to the Company are not less than $40 million (after deduction of the underwriters’ commissions and expenses) and the public offering price per share is not less than three times the Original Series D Issue Price (as defined in the Company’s Amended and Restated Certificate of Incorporation) (a “Qualified IPO”).

(b) In addition, the right of any Holder to request registration or inclusion in any registration pursuant to Section 1.3 shall terminate on the closing of the first Company-initiated registered public offering of Common Stock of the Company if all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 without registration during any 90-day period, or on such date after the closing of the first Company-initiated registered public offering of Common Stock of the Company as all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 without registration during any 90-day period.

2. Covenants of the Company.

2.1. Delivery of Financial Statements. The Company shall deliver to each Investor:

(a) as soon as practicable, but in any event within one hundred twenty (120) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of stockholder’s equity as of the end of such year, and a schedule as to the sources and applications of funds for such year, such year-end financial reports to be in reasonable detail, setting forth in each case in comparative form the figures for the previous fiscal year and to the current year budget, prepared in accordance with generally accepted accounting principles (“GAAP”), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

(b) within thirty (30) days of the end of each month, an unaudited income statement and schedule as to the sources and application of funds and balance sheet for and as of the end of such monthly period, in reasonable detail, setting forth in each case in comparative form the figures for the previous fiscal year and to the current year budget and including an instrument executed by the Chief Financial Officer or President of the Company and certifying that such financials were prepared in accordance with GAAP and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

(c) prompt notice of the occurrence of any Material Adverse Effect (as defined in the Series D Purchase Agreement), and such other information relating to the financial condition, business, prospects or corporate affairs of the Company as the Investor may from time to time request.

2.2. Inspection. The Company shall permit each Investor, at such Investor’s expense, to visit and inspect the Company’s properties, to examine its books of account and records and to discuss the Company’s affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated under this Section 2.2 with respect to a competitor of the Company or with respect to information which the Board of Directors determines in good faith is confidential or attorney-client privileged and should not, therefore, be disclosed.

2.3. Termination of Inspection Covenants. The covenants set forth in Sections 2.2 shall terminate as to Investors and be of no further force or effect when the sale of securities pursuant to a registration statement filed by the Company under the Act in connection with the firm commitment underwritten offering of its securities to the general public is consummated, or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur.

2.4. Confidentiality Agreement. Each Investor, and any successor or assign of such Investor, who receives from the Company or its agents, directly or indirectly, any information that the Company has not made generally available to the public, pursuant to the preparation and execution of this Agreement or disclosure in connection therewith or pursuant to the provisions of Sections 2.1(c) and 2.2: (a) acknowledges and agrees that such information is confidential and for its use only in connection with evaluating its investment in the Company; (b) agrees that it will not disseminate such information to any person other than its accountant, investment advisor, limited partners or attorney and that such dissemination shall be only for purposes of evaluating its investment; and (c) agrees to execute and to cause affiliates to execute such confidentiality agreements as are necessary or desirable to further the intent of this Section 2.4.

2.5. Right of First Offer. Subject to the terms and conditions specified in this Section 2.5, the Company hereby grants to each Series B Investor, Series C Investor and Series D Investor (the “Senior Investors”), a right of first offer with respect to sales by the Company of its Shares (as hereinafter defined) after the date of this Agreement. For purposes of this Section 2.5, Senior Investor includes any general partners and affiliates of a Senior Investor. A Senior Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates in such proportions as it deems appropriate.

Each time the Company proposes to offer any shares of, or securities convertible into or exercisable for any shares of, any class of its capital stock (“Shares”), the Company shall first make an offering of such Shares to each Senior Investor in accordance with the following provisions:

(a) The Company shall deliver a notice by certified mail (“Notice”) to the Senior Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms, if any, upon which it proposes to offer such Shares.

(b) By written notification received by the Company, within fifteen (15) calendar days after receipt of the Notice, the Senior Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares which equals the proportion that the number of shares of Common Stock issued and held pursuant to past conversion of, or issuable upon conversion of the Series B Preferred Stock and/or Series C Preferred Stock and/or Series D Preferred Stock then held, by such Senior Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion and exercise of all convertible or exercisable securities) as of the date of the Notice. The Company shall promptly, in writing, inform each Senior Investor which purchases all the shares available to it (a “Fully-Exercising Senior Investor”) of any other Senior Investor’s failure to do likewise. During the ten-day period commencing after receipt of such information, each Fully-Exercising Senior Investor shall be entitled to obtain that portion of the Shares for which Senior Investors were entitled to subscribe but which were not subscribed for by the Senior Investors which is equal to the proportion that the number of shares of Common Stock issued and held pursuant to the past conversion of, or issuable upon conversion of Series B Preferred Stock and/or Series C Preferred Stock and/or Series D Preferred Stock then held, by such Fully-Exercising Senior Investor bears to the total number of shares of Common Stock issued and held pursuant to the past conversion of, or issuable upon conversion of the Series B Preferred Stock and/or Series C Preferred Stock and/or Series D Preferred Stock then held, by all Fully-Exercising Senior Investors who wish to purchase some of the unsubscribed shares. Promptly following completion of the foregoing process and determination of the number of Shares elected to be obtained by the Senior Investors, the Company and such Senior Investors shall consummate and close the purchase and sale of the Shares so elected to be obtained.

(c) If all Shares which Senior Investors are entitled to obtain pursuant to subsection 2.5(b) are not elected to be obtained as provided in subsection 2.5(b) hereof, the Company may, during the sixty (60) day period following the expiration of the period provided in subsection 2.5(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such sixty (60) day period, or if such agreement is not consummated within sixty (60) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Senior Investors in accordance herewith.

(d) The right of first offer in this Section 2.5 shall not be applicable to (i) the issuance of shares of the Company’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock, and Series D-1 Preferred Stock (the “Preferred Stock”) and any shares of Common Stock issued upon conversion of the Preferred Stock; (ii) shares of Common Stock (or options, warrants or other rights to purchase such Common Stock) issuable or issued to employees, consultants or directors of this Company, pursuant to a stock option plan or agreement or restricted stock plan or agreement approved by the Board of Directors of this Company; (iii) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock, or otherwise; (iv) the issuance of stock, warrants or other securities or rights to persons or entities in connection with equipment or debt financings approved by the Company’s Board of Directors; (v) shares of Common Stock offered to the public in a Qualified IPO; (vi) shares of Common Stock issued pursuant to stock splits and dividends; or (vii) shares of Common Stock issued pursuant to reverse stock splits (collectively, the “Excluded Securities”).

(e) The right of first offer set forth in this Section 2.5 may not be assigned or transferred, except that (i) such right is assignable by each Senior Investor to any wholly owned subsidiary or parent of, or to any corporation or entity that is, within the meaning of the Act, controlling, controlled by or under common control with, any such Senior Investor, and (ii) such right is assignable between and among any of the Senior Investors.

2.6. Board Covenants. The Company shall provide each director serving on its Board of Directors with:

(a) not less than fifteen (15) days prior to the end of each fiscal year, a budget for the next fiscal year, prepared on a quarterly basis, in the same format as the Company’s financial statements; and

(b) within fifteen (15) days after filing, notification of any material lawsuits filed by or against the Company.

2.7. Termination of Certain Covenants. The rights set forth in Sections 2.5 and 2.6 hereof shall terminate and be of no further force or effect upon the earlier of (i) a Qualified IPO, or (ii) any sale of all or substantially all of the assets of the Company. The Right of First Offer set forth in Section 2.5 hereof shall not apply to any of the terminating events described in the preceding sentence.

2.8. Proprietary Rights Assignment. So long as any of the Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock is outstanding, the Company shall require each employee or consultant of the Company, upon commencement of their employment or relationship with the Company, to execute an Employee Innovations and Proprietary Rights Assignment Agreement or an Independent Contractor Services Agreement, as appropriate, in the form previously provided to counsel for the Investors or in another form approved by the Board of Directors of the Company.

2.9. Reservation of Common Stock. The Company will at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and Series D Preferred Stock, all Common Stock issuable upon time to time upon such conversion.

2.10. Key Man Insurance. The Company has in full force and effect a “key man” life insurance policy payable to the Company upon the life of Gregory M. Ayers in an amount not less than $3,000,000. The Company shall maintain such insurance for as long as any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock remain outstanding.

2.11. Directors and Officers Insurance. The Company maintains and shall use commercially reasonable efforts to continue to maintain a directors and officers insurance policy in the amount of $3,000,000 per occurrence for as long as any shares of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock remain outstanding.

2.12. Directors’ Expenses. The Company shall reimburse reasonable expenses incurred by non-employee directors of the Company and authorized observers in attending meetings of the Company’s Board of Directors or any committee thereof and such other reasonable expenses as are incurred by such directors in connection with the Company’s business; provided, however, that such other expenses shall be pre-approved in writing by an officer of the Company.

2.13. Board Approval. The Company shall not take any of the following actions without the approval of the Company’s Board of Directors, including the approval of at least two of the members of the Board of Directors that were appointed by the holders of the Series D Preferred Stock:

(a) issue or sell any authorized but unissued shares of the Company’s Preferred Stock or Common Stock (excluding any shares of Common Stock issuable upon conversion of Preferred Stock, or upon exercise of outstanding warrants and options to purchase Common Stock, and shares of the Company’s Series D-1 Preferred Stock issuable in accordance with the Series D Purchase Agreement);

(b) grant or permit to be created any lien, security interest or other encumbrance on the assets of the Company, including the Company’s intellectual property rights;

(c) incur indebtedness in excess of $1,000,000 individually or in the aggregate;

(d) acquire or invest in any other business in an amount or at a cost greater than $1,000,000;

(e) make any annual capital expenditure in excess of $250,000 individually or in the aggregate; or

(f) hire or terminate the Company’s chief executive officer or chief financial officer or make any change to the current compensation of such officers.

2.14. Board Observer Rights. The Company shall allow one representative designated by William Blair Capital Partners (“WBCP”) to attend all meetings of the Company’s Board of Directors in a nonvoting capacity, and in connection therewith, the Company shall give such representative copies of all notices, minutes, consents and other materials, financial or otherwise, which the Company provides to its Board of Directors; provided, however, that the Company reserves the right to exclude such representative from access to any material or meeting or portion thereof if the Company believes upon advice of counsel that such exclusion is reasonably necessary to preserve the attorney-client privilege, to protect highly confidential information or for other similar reasons. The decision of the Board of Directors with respect to the privileged or confidential nature of such information shall be final and binding.

2.15. Committees of the Board of Directors. The Company’s Compensation Committee, Audit Committee and any other significant committees of the Board of Directors (as determined by the holders of a majority in interest of the Series D Preferred Stock), shall consist of three (3) directors, one (1) of whom shall be a director designated by WBCP and one (1) of whom shall be a director designated by OrbiMed Advisors, LLC and its affiliates.

3. Miscellaneous.

3.1. Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

3.2. Governing Law. This Agreement shall be governed by and construed under the laws of the State of California as applied to agreements among California residents entered into and to be performed entirely within California.

3.3. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

3.4. Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

3.5. Notices. All notices required or permitted hereunder shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed telex or facsimile if sent during normal business hours of the recipient, if not, then on the next business day; (iii) five days after having been sent by registered or certified mail, return receipt requested, postage prepaid; or (iv) one day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the address as set forth on the signature page hereof or at such other address as such party may designate by ten days advance written notice to the other parties hereto.

3.6. Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

3.7. Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of (i) the Company, (ii) the holders of a majority of the Registrable Securities then outstanding, (iii) the holders of a majority of the Series B Preferred Stock then outstanding, (iv) the holders of a majority of the Series C Preferred Stock then outstanding and (v) the holders of at least fifty-five percent (55%) (the “Required Series D Vote Percentage”) of the Series D Preferred Stock then outstanding; provided however, such Required Series D Vote Percentage shall be increased to at least sixty percent (60%) of the Series D Preferred Stock then outstanding, effective upon and concurrently with, the Second Closing (as defined in the Purchase Agreement). Any amendment or waiver effected in accordance with this paragraph shall be binding upon each holder of any Registrable Securities then outstanding, each future holder of all such Registrable Securities, and the Company.

3.8. Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

3.9. Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

3.10. Entire Agreement. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof.

3.11. Amendment of Prior Agreement. The Prior Agreement is hereby amended and superseded in its entirety and restated herein and all rights and covenants afforded to the Prior Investors shall be hereby terminated and such Prior Investors shall no longer be a party to this Agreement, unless such Prior Investors are Investors listed on Schedule B. Such amendment and restatement is effective upon the execution of this Agreement by (i) the Company, (ii) the holders of a majority of the Registrable Securities then outstanding, (iii) the holders of a majority of the Series B Preferred Stock then outstanding, and (iv) the holders of a majority of the Series C Preferred Stock then outstanding. Upon such execution, all provisions of, rights granted and covenants made in the Prior Agreement are hereby waived, released and superseded in their entirety and shall have no further force or effect.

[REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

CRYOCOR, INC.

By:	/s/ GREGORY M. AYERS
Gregory M. Ayers, President

INVESTORS:

WILLIAM BLAIR CAPITAL PARTNERS VII QP, L.P.

By:	William Blair Capital Management VII, L.P., its General Partner
By:	William Blair Capital Management VII, L.L.C., its General Partner

By:	/s/ ARDA MINOCHERHOMJEE
Name:	Arda Minocherhomjee
Managing Director

WILLIAM BLAIR CAPITAL PARTNERS VII, L.P.

By:	William Blair Capital Management VII, L.P., its General Partner
By:	William Blair Capital Management VII, L.L.C., its General Partner

By:	/s/ ARDA MINOCHERHOMJEE
Name:	Arda Minocherhomjee
Managing Director

/s/ JAMES WEINER
JAMES WEINER

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

CADUCEUS PRIVATE INVESTMENTS, L.P.

By:	OrbiMed Capital LLC, its General Partner

By:	/s/ ERIC A. BITTELMAN
Name:	Eric A. Bittelman
Title:	CFO

ORBIMED ASSOCIATES LLC

By:	OrbiMed Advisors LLC, its Managing Member
By:	/s/ ERIC A. BITTELMAN
Name:	Eric A. Bittelman
Title:	CFO

PW JUNIPER CROSSOVER FUND, LLC

By:	OrbiMed Advisors LLC, its Subadvisor

By:	/s/ ERIC A. BITTELMAN
Name:	Eric A. Bittelman
Title:	CFO

MPM BIOVENTURES II, L.P.

By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

MPM BIOVENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM BIOVENTURES GMBH & CO.
PARALLEL-BETEILIGUNGS KG

By:	MPM Asset Management II, L.P., in its capacity as the Special Limited Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM ASSET MANAGEMENT INVESTORS 2000 B LLC

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

HEALTHCARE EQUITY PARTNERS, L.P.

By:	/s/ DAVID COONEY
Name:	David Cooney
Title:	Principal

HEALTHCARE EQUITY QP PARTNERS, L.P.

By:	/s/ DAVID COONEY
Name:	David Cooney
Title:	Principal

FRANTZ MEDICAL VENTURES FUND, I, L.P.

By:	FRANTZ MEDICAL MANAGEMENT I, LLC, a Delaware limited liability company, its General Partner

By:	/s/ JOHN P. MCGANN
Name:	John P. McGann
Title:	CFO

OAKWOOD MEDICAL INVESTORS III (QP), LLC

By:	/s/ RAUL E. PEREZ, M.D.
Name:	Raul E. Perez, M.D.
Title:	President

OAKWOOD MEDICAL INVESTORS III, LLC

By:	/s/ RAUL E. PEREZ, M.D.
Name:	Raul E. Perez, M.D.
Title:	President

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

COMMUNITY INVESTMENT PARTNERS IV LP, LLLP

By:	/s/ DANIEL A. BURKHARDT
Name:	Daniel A. Burkhardt
Title:	Chairman of CIP Management, Inc., managing general partner of CIP Management L.P., LLLP

TECHNOLOGY PARTNERS FUND V, L.P.

By:	TPW Management V, LP

By:	/s/ ROGER J. QUY
Name:	Roger J. Quy, Ph.D.
Title:	General Partner

/s/ LARRY HAIMOVITCH
LARRY HAIMOVITCH 2000 SEPARATE PROPERTY REVOCABLE TRUST

PRIOR INVESTORS:

CRYOGEN, INC.

By:
Name:
Title:

BROBECK INVESTMENT CO. V, L.P.

By:
Name:
Title:

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS I, C.V.

By:
Name:
Title:

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS II, L.P.

By:
Name:
Title:

CHANCELLOR PRIVATE CAPITAL OFFSHORE PARTNERS III, L.P.

By:
Name:
Title:

CITIVENTURE 96 PARTNERSHIP, L.P.

By:
Name:
Title:

/s/ JAMES GOODE
JAMES GOODE

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

INTEGRAL CAPITAL PARTNERS IV, L.P.

By:	Integral Capital Management IV, LLC, its General Partner

By:	/s/ PAMELA HAGENAH
Name:	Pamela Hagenah
Title:	Manager

INTEGRAL CAPITAL PARTNERS IV MS SIDE FUND, L.P.

By:	Integral Partners NBT, LLC, its General Partner

By:	/s/ PAMELA HAGENAH
Name:	Pamela Hagenah
Title:	Manager

MICHAEL S. KAGNOFF

KLEINER PERKINS CAUFIELD & BYERS VIII

By:	/s/ BROOK BYERS
Name:	Brook Byers
Title:	General Partner

KPCB LIFE SCIENCES ZAIBATSU FUND II

By:	s/ BROOK BYERS
Name:	Brook Byers
Title:	General Partner

KPCB VIII FOUNDERS FUND

By:	s/ BROOK BYERS
Name:	Brook Byers
Title:	General Partner

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

FAYE HUNTER RUSSELL TRUST U/A DTD
7-11-88

By:	/s/ FAYE H. RUSSELL
Name:	Faye H. Russell
Title:	Trustee

/s/ CARL SIMPSON
CARL SIMPSON

TGI FUND I, L.C.

By:	W Capital Partners Ironworks, L.P.,
By:	WCPI, LLC, its General Partner

By:	/s/ DAVID WACHTER
Name:	David Wachter
Title:	Manager Director

VANGUARD V, L.P.

By:	/s/ ROBERT D. ULRICH
Name:	Robert D. Ulrich
Title:	General Partner

MPM BIOVENTURES II, L.P.

By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

MPM BIOVENTURES II-QP, L.P.

By:	MPM Asset Management II, L.P., its General Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM BIOVENTURES GMBH & CO.
PARALLEL-BETEILIGUNGS KG

By:	MPM Asset Management II, L.P., in its capacity as the Special Limited Partner
By:	MPM Asset Management II LLC, its General Partner

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

MPM ASSET MANAGEMENT INVESTORS 2000 B LLC

By:	/s/ KURT WHEELER
Name:	Kurt Wheeler
Title:	Investment Manager

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

HEALTHCARE EQUITY PARTNERS, L.P.

By:	/s/ DAVID COONEY
Name:	David Cooney
Title:	Principal

HEALTHCARE EQUITY QP PARTNERS, L.P.

By:	/s/ DAVID COONEY
Name:	David Cooney
Title:	Principal

FRANTZ MEDICAL VENTURES FUND I, L.P.

By:	FRANTZ MEDICAL MANAGEMENT I, LLC, a Delaware limited liability company, its General Partner

By:	/s/ JOHN P. MCGANN
Name:	John P. McGann
Title:	CFO

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

TECHNOLOGY PARTNERS FUND V, L.P.

By:	TPW Management V, LP

By:	/s/ ROGER QUY
Name:	Roger Quy, Ph.D
Title:	General Partner

/s/ LARRY HAIMOVITCH
LARRY HAIMOVITCH 2000 SEPARATE PROPERTY REVOCABLE TRUST

[SIGNATURE PAGE TO THE AMENDED AND RESTATED INVESTORS’ RIGHTS AGREEMENT]

SCHEDULE A

Schedule of Prior Investors *

Series A Investors:

Cryogen, Inc.

Brobeck Investment Co. V, L.P.

Chancellor Private Capital Offshore Partners I, C.V.

Chancellor Private Capital Offshore Partners II, L.P.

Chancellor Private Capital Partners III, L.P.

Citiventure 96 Partnership, L.P.

James Goode

Integral Capital Partners IV, L.P.

Integral Capital Partners IV MS Side Fund, L.P.

Michael S. Kagnoff

Kleiner Perkins Caufield & Byers VIII

KPCB Life Sciences Zaibatsu Fund II

KPCB VIII Founders Fund

Fay Hunter Russell Trust U/A DTD 7-11-88

Carl Simpson

Vanguard V, LP

Larry Haimovitch 2000 Separate Property Revocable Trust

Technology Partners Fund V, LP

TGI Fund I, LC

Series B Investors:

MPM Bioventures II, L.P.

MPM Bioventures II-QP, L.P.

MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG

MPM Asset Management Investors 2000B LLC

Series C Investors:

MPM Bioventures II, L.P.

MPM Bioventures II-QP, L.P.

MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG

MPM Asset Management Investors 2000B LLC

Healthcare Equity Partners, L.P.

Healthcare Equity QP Partners, L.P.

Frantz Medical Ventures

*	Upon amendment and restatement of this Agreement in accordance with the provisions set forth in Section 3.11, all rights and covenants afforded to the Prior Investors under the Prior Agreement shall be hereby terminated and such Prior Investors shall no longer be a party to the Agreement, unless such Prior Investors are listed as Investors on Schedule B.

SCHEDULE B

Schedule of Investors

Series A Investors:

Larry Haimovitch 2000 Separate Property Revocable Trust

Technology Partners Fund V, LP

Series B Investors:

MPM Bioventures II, L.P.

MPM Bioventures II-QP, L.P.

MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG

MPM Asset Management Investors 2000B LLC

Series C Investors:

MPM Bioventures II, L.P.

MPM Bioventures II-QP, L.P.

MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG

MPM Asset Management Investors 2000B LLC

Healthcare Equity Partners, L.P.

Healthcare Equity QP Partners, L.P.

Frantz Medical Ventures

Series D Investors

William Blair Capital Partners VII, LP

William Blair Capital Partners VII, QP

James Weiner

Caduceus Private Investments, LP

OrbiMed Associates, LLC

PW Juniper Crossover Fund, LLC

Oakwood Medical Investors III (QP), LLC

Oakwood Medical Investors III, LLC

Community Investment Partners IV LP, LLLP

MPM Bioventures II, L.P.

MPM Bioventures II-QP, L.P.

MPM Bioventures GmbH & Co. Parallel-Beteiligungs KG

MPM Asset Management Investors 2000B LLC

Healthcare Equity Partners, L.P.

Healthcare Equity QP Partners, L.P.

Frantz Medical Ventures

Technology Partners Fund V, L.P.

Larry Haimovitch 2000 Separate Property Revocable Trust